EXHIBIT 10.3

AMENDED AND RESTATED

STRATEGIC FINANCING & CORPORATE DEVELOPMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED STRATEGIC FINANCING & CORPORATE DEVELOPMENT SERVICES AGREEMENT (the “Agreement”) dated as of May 31, 2018 by and between CRG Finance AG, a Zug, Switzerland Aktiengesellschaft (the “Financier”) and Vynleads, Inc., a Delaware corporation (hereafter the “Company”) and together with the Financier, the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Strategic Financing & Corporate Development Strategic Services Agreement on October 26, 2017 (the “Original Agreement”) pursuant to which the Company retained the Financier to provide certain services to it as set forth in the Original Agreement.

WHEREAS, the Financier is an affiliate of the Company as that term is defined in the Securities Exchange Act of 1934, as amended.

WHEREAS, the Parties desire to amend and restate the Original Agreement to clarify the intent of the scope of such services pursuant to the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

1.

Retention.

(a)

The Company hereby retains the Financier to perform the services set forth in Section 1(b) below during the twelve-month period effective from and as of May 1, 2017 (the “Effective Date”). This Agreement shall be non-exclusive and shall automatically renew for an additional twelve months at the first anniversary of the Effective Date, unless terminated in writing by the Company upon notice given not less than thirty (30) days prior to the first anniversary of the Effective Date, and any subsequent anniversary thereafter (the period from the Effective Date to the first anniversary thereof, and each and every renewal period thereafter, a “Term”). The Financier hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability.  During the Term, the Financier shall report directly to the President or to any other senior officer designated in writing by the President of the Company.

(b)

The Financier shall serve as the non-exclusive strategic financing and corporate development services provider to the Company and render such advice and services to the Company as may be reasonably requested by the Company concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following (collectively, the “Services”):

(i)

Study and review of the business, operations, and historical financial performance of the Company (based upon management’s forecast of financial performance) so as to enable the Financier to provide advice to the Company;

Corporate Development Services Agreement

(ii)

Assist the Company in attempting to formulate the best strategy to meet the Company’s working capital and capital resource needs;

(iii)

Introduce the Company to one or more “Non-U.S. Persons” (as such term is defined in Rule 902(k) of Regulation S (“Regulation S”), promulgated under the Securities Act of 1933, as amended, the “Securities Act”), as (x) investors (whether such investment is in the form of debt and/or equity financing or some combination thereof); and (y) as well as potential lenders of funds to the Company;

(iv)

Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company, including without limitation, any merger or consolidation, sale of assets, or sale or exchange of stock (a “Business Combination”);

(v)

Assist in the presentation to the Board of Directors of the Company of any proposed transaction;

(vi)

Advise the Company in the preparation of press releases and other communications with the financial and investment communities; and

(vii)

If applicable, advise the Company in its efforts to have its securities listed on one or more quotation systems or nationally listed stock exchanges.

(c)

The Company acknowledges that the Financier has made no guarantees that its performance hereunder will achieve any particular result or outcome with respect to the Company's financing, borrowing, business, stock price, trading volume, market capitalization or otherwise or the terms or conditions proposed or negotiated by any person or party introduced to the Company.

(d)

The Company recognizes that the Financier now renders and shall continue to render financial consulting, management, corporate development services and other services to other companies that may or may not conduct business and activities similar to those of the Company. The Financier shall be free to render such advice and other services and the Company hereby consents thereto.  The Financier shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and as it shall deem reasonably necessary.

2.

Compensation.

(a)

If (x) at any time during any Term; and (y) for one (1) year after the termination of the final Term of this Agreement, the Company completes an equity financing transaction with any Non-U.S. Person, as introduced to the Company by the Financier (each, a “Financier Source”), which equity financing transactions shall include, without limitation, any equity financing transaction involving common stock, preferred stock, options, warrants, convertible notes, phantom stock, simple agreements for equity, derivatives and any and all other instruments or securities of any nature or kind convertible into Company equity interests, or which replicate, Company equity interests, contingent or otherwise

Corporate Development Services Agreement

(each, an “Equity Financing”), then the Company shall pay the Financier at the respective closing of each such transaction:

(i)

commissions in cash in an amount equal to seven percent (7%) of the total gross cash proceeds of the Equity Financing; and

(ii)

five-year warrants to purchase such number of shares of the Company’s common stock (the “Common Stock”) as shall equal seven percent (7%) of the shares of the Common Stock issued at closing or to be issued thereafter upon conversion of any convertible securities and/or exercise of any derivative securities (including, without limitation, warrants or options) issued in the Equity Financing at an exercise price per share equal to the purchase price per share of Common Stock sold in the Equity Financing (the “Warrant Fee”).

(b)

If (x) at any time during any Term; and (y) for one (1) year after the termination of the final Term of this Agreement, the Company consummates with any Financier Source who is a Non-U.S. Person first introduced to the Company by the Financier, the Company completes a Business Combination with a public or private company, the Company shall pay the Financier at closing

(i)

 fees in cash in an amount equal to one percent (1%) of the total gross cash proceeds and all other non-cash consideration of the Business Combination paid or received by the Company; and

(ii)

a Warrant Fee equal to one percent (1%) of the shares of the Common Stock issued at closing or to be issued upon conversion of any convertible securities and/or exercise of any derivative securities (including, without limitation, warrants or options) issued in the Business Combination.  The Warrant Fee, at the option of the Financier, may be exercised in cash or by an exchange of the “value” thereof as a “cashless exercise.”  For this purpose, the “value” of the Warrant Fee with respect to the right to acquire one share of Common Stock shall be the amount equal to the closing bid price of the Common Stock on the date of exercise less the exercise price. In the event the Company is not the surviving entity of the Business Combination, then the Warrant Fee shall be issued and convertible into the common stock of such surviving entity.  In the event any Non-U.S. Person receives any warrants and/or options which were issued as part of the Business Combination, the Financier shall be paid a fee of one percent (1%) of the total gross proceeds of the exercise price of such warrant as received by the Company upon its exercise.

(c)

If (x) at any time during the Term; and (y) for one (1) year after the termination of the final Term of this Agreement, the Company completes with a Financier Source who is a Non-U.S. Person first introduced to the Company by the Financier any of the following capital related instruments (each a “Transaction”), the Company shall pay the Financier a cash fee at closing based upon the total face value of the Transaction in accordance with the following schedule:

(i)

an amount equal to one percent (1%) of any and all consideration received by the Company in any debt financing not convertible into equity, including, but not limited to, a revolving credit line or credit enhancement instrument, including on an insured or guarantee basis, equal to one percent (1%) of any and all consideration received by the Company in such debt financing; and

Corporate Development Services Agreement

(ii)

two percent (2%) of any revenue-producing contract, fee-sharing arrangement, licensing, royalty or similar agreement.

(d)

Except as otherwise provided for herein, when earned:

(i)

All fees due the Financier hereunder shall have no offsets, are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances.

(ii)

All cash fees due the Financier hereunder shall be paid to the Financier immediately upon closing of any fee transaction by wire transfer of immediately available funds from the proceeds of the fee transaction, either directly or from the formal or informal escrow arrangement established for the fee transaction by the agent holding such funds (collectively, the “Closing Agent”), pursuant to the written wire transfer instructions of the Financier to the Closing Agent.

(iii)

If permissible under U.S. Federal securities laws in the opinion of counsel for the Company, all securities fees due the Financier hereunder shall be made via DTC or the DWAC system if eligible for such system, or by certificates issued by the transfer agent for the Company or the Company, as applicable, and shall be delivered to the Financier by the Closing Agent immediately upon closing of any fee transaction.  In the instance of securities fees due the Financier hereunder which result in the issuance of “restricted securities” as that term is used in the Securities Act, such certificate shall bear a customary Rule 144 legend.

(iv)

All securities fees due the Financier hereunder shall be duly issued, fully-paid (exclusive of warrants or options) and non-assessable and shall be in the same form, with the same terms and conditions as the securities provided to the Company pursuant to any fee transaction.

(v)

For the purposes of this Agreement, “Registrable Securities” shall mean (i) all shares of Common Stock of the Company paid or payable to the Financier under this Agreement, (ii) all shares of Common Stock into which convertible securities issued or issuable to the Financier under this Agreement are convertible; (iii) all shares of Common Stock or other equity interests of the Company purchased by Financier with cash commissions payments or other fees due or payable under this Agreement; and (iv) all shares of Common Stock into which derivative securities (including, without limitation, warrants and options) issued or issuable to the Financier are exercisable.  The Company hereby grants to the Financier piggyback registration rights and shall register all of the Registrable Securities on any registration statement it files with the Securities and Exchange Commission relating to its securities and in compliance with any and all federal and state securities laws, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, in the name(s) of and to the account(s) designated by the Financier.  The Company agrees to pay all costs associated with registering the Registrable Securities for resale, other than fees and costs of the Financier’s counsel, if any, and commissions and other fees payable by the Financier upon its sale of such Registrable Securities.  In order to effectuate the foregoing provisions, at the Financier’s request, either simultaneously herewith or at any

Corporate Development Services Agreement

time hereafter, the Company shall execute and deliver to the Financier a Registration Rights Agreement reflecting the foregoing provisions, which shall contain customary terms and conditions including, but not limited to, an underwriter carve out.  The Financier represents and warrants that it will enter into lockup agreements upon the same terms and conditions as management of the Company if so requested by any underwriter or placement agent

(vi)

Without limiting any other provisions herein, the Financier shall have the right to apply, as determined at its sole discretion, any and all fees and commissions due and payable under this Agreement to the purchase of any and all shares of Common Stock or other equity securities offered for purchase by the Company, on the same terms and conditions as such Common Stock and/or other equity securities are offered to any Non-U.S. Person that is a Financier Source, and as to which, such purchase shall be construed as subject to compensation of the Financier in accordance with all terms and conditions set forth in this Agreement as if such purchase were made by a third-party non-U.S. Person Financier Source first introduced to the Company by the Financier.

3.

Reimbursement.

The Company shall promptly reimburse the Financier for any and all pre-approved out of pocket expenses, including without limitation travel and lodging, printing, legal, and courier and delivery costs that the Financier may incur in performance of the Services under this Agreement.  The Financier shall submit expense statements to the Company from time to time and the Company shall reimburse such expenses promptly thereafter and in any event not later than ten (10) calendar days after each such submission.

4.

Compliance.

The Parties acknowledge that the Financier is not registered with the U.S. Securities and Exchange Commission or a member of the Financial Industry Regulatory Authority, Inc. and the Financier represents, warrants and covenants that at all times all action taken by it in performing the Services hereunder shall be in compliance with U.S. federal and states securities laws.

5.

Information.

(a)

The Company agrees to provide the Financier such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the “Information”) in the possession of the Company or its agents that the Financier may reasonably request or require to perform the Services. The Information provided by the Company to the Financier shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company acknowledges that the Financier may rely on the accuracy and completeness of all Information provided by the Company without independent verification. The Company authorizes the Financier to use such Information in connection with its performance of the Services, subject to the provisions of this Agreement.

(b)

During the Term of this Agreement the Company covenants, promises and agrees that the Company shall immediately notify the Financier if (i) the Company is the subject of any investigation or prosecution by a government or other regulatory agency; or (ii) the Company is named as a defendant in

Corporate Development Services Agreement

any civil action.  The Financier acknowledges that no separate notification shall be necessary for so longer as Mr. Stetsenko is a member of the Company’s Board of Directors.

6.

Severability; Survival.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.

Further Assurances.  Each of the Parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder.

8.

Governing Law.  . The validity, interpretation and performance of this Agreement shall be subject to and construed under the laws of the State of Delaware.  Venue for any legal action pertaining to this Agreement shall be in the state or federal courts located in Charleston, South Carolina.

9.

Arbitration.  All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Rules of International Commercial Dispute Resolution of the American Arbitration Association (“ICDR”).  The place of arbitration shall be Charleston, South Carolina.  The Arbitration shall be conducted in English by a single arbitrator appointed in accordance with the ICDR rules.  Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction.  The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.  The prevailing party shall be reimbursed for all fees, costs, expenses and disbursements by the non-prevailing party.

10.

Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth on the signature page hereto.  Any Party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section.

11.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

12.

Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Neither Party may assign this Agreement without the written consent of the other Party.

13.

Amendments and Waivers.  This Agreement may be amended only in writing signed by all Parties.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Corporate Development Services Agreement

14.

Fees and Expenses.  Except as otherwise provided herein, each Party shall pay its own respective fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

15.

Section Headings and References; Construction.  The section headings are for the convenience of the Parties and shall not be construed to alter, modify, amend, limit or restrict the contractual obligations of the Parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

16.

Indemnification.  Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its officers, directors, employees, agents and affiliates (collectively, the “Indemnified Party”) for any damages, losses or harm attributable to any material breach of this Agreement by the Indemnifying Party, including, without limitation, any and all fees, costs, expenses and disbursements of counsel to Indemnified Party incurred or anticipated in the event of any and all litigation, arbitration or regulatory actions or civil actions, claims, losses, damages, forfeiture, taxes or freeze of any nature or kind arising out of the Services to be provide pursuant to this Agreement,  any breach by the Indemnifying Party of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), except to the extent that any such losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party.  If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Indemnifying Party with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder unless the Indemnifying Party is prejudiced by such failure.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Indemnifying Party.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party.  The Indemnifying Party shall be liable for any settlement of any claim against any Indemnified Party made with the Indemnifying Party’s written consent.  The Indemnifying Party shall not, without the prior written consent of Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties against whom it has made a claim of an unconditional release from all liability in respect of such claim, and (ii) does not contain any untrue factual or legal admission by or with respect to an Indemnified Party or an untrue adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

17.

Confidentiality.  The Financier acknowledges and agrees that it will have access to, or become acquainted with, Confidential Information of the Company in the performance of its duties and obligations hereunder.  The Financier further acknowledges that Mr. Sergei Stetsenko, its principal, is a member of the Company’s Board of Directors.  If the disclosure of Confidential Information is required by Law or compelled by any Governmental Authority, the Financier agrees to provide the Company with as much prior written notice of such disclosure as is reasonably possible.  “Confidential Information” means (i) all non-public information belonging to, used by, or which is in the possession of the Company, relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions,

Corporate Development Services Agreement

developments, or trade secrets, to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the term “Confidential Information” does not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Financier), or (ii) is independently developed by the Financier without violating this Agreement.  The Financier shall keep all Confidential Information in strict confidence and shall not, at any time during or for five (5) years after the expiration or earlier termination of this Agreement, without the Company’s prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of Confidential Information to anyone.  The Financier shall use the Confidential Information only in connection with the performance of the Services hereunder and for no other purpose. The Financier further acknowledges its understanding that U.S. federal securities laws strictly prohibit any person who obtains inside information, and has a duty not to disclose it such as the Financier, from using the information in connection with the purchase or sale of securities. Notwithstanding the obligations set forth above, the Financier may disclose Confidential Information to any of its employees, consultants or subcontractors who need to receive the Confidential Information in connection with the provision of the Services, provided that the Financier shall ensure that, prior to disclosing the Confidential Information, each subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to undertake, in a manner legally enforceable by the Company, to adhere to such terms of this Agreement as if it were a party to it.  The Financier recognizes that its threatened breach or breach of this Section 17 will cause irreparable harm to the Company that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, the Company is entitled to injunctive relief for such a threatened or actual breach of this Section 17.  Notwithstanding the above, the Financier shall not have any obligations of confidentiality with respect to any portion of Confidential Information which is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Financier in violation of this Section 17.

18.

Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

Corporate Development Services Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized representative of the 31st day of May, 2018.

COMPANY:

VYNLEADS, INC.,

By:

/s/ Alex J. Mannine

Name:  Alex J. Mannine

Title: Chief Executive Officer

FINANCIER:

CRG FINANCE AG:

By:

/s/ Sergei Stetsenko

Name:  Sergei Stetsenko

Title:  President, CEO